Exhibit 32(a)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Westar Energy, Inc. (the Company) on Form 10-K for the year ended December 31, 2003 (the Report), which this certification accompanies, James S. Haines, Jr., in my capacity as Director, President and Chief Executive Officer of the Company, and Mark A. Ruelle, in my capacity as Executive Vice President and Chief Financial Officer of the Company, certify that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 25, 2004	By:	/s/ James S. Haines, Jr.

James S. Haines, Jr., Director, President and Chief Executive Officer

Date:	March 25, 2004	By:	/s/ Mark A. Ruelle

Mark A. Ruelle, Executive Vice President and Chief Financial Officer